Exhibit 99

List of Pending Tobacco Cases

        The following sets forth the principal parties to the proceedings referred to in Item 3 of this Form 10-K in which Registrant is currently named as a defendant, the court in which such proceedings are pending and the date such proceedings were instituted against Registrant:

        Brazil (State of Sao Paulo) v. The American Tobacco Company, Inc., et al., State of Louisiana, February 14, 2000;

        Brown, G. (severed from Cochran, O.) v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, March 30, 2001;

        Cochran, O. v. R.J. Reynolds Tobacco Company, et al., Circuit Court of George County, Mississippi, December 31, 2002;

        Cotroneo, L. v. Fortune Brands, Inc., Supreme Court of New York, Queens County, October 21, 1997;

        DeBobes, L. (severed from Perri, A.) v. The American Tobacco Company, et al., Supreme Court of New York, Nassau County, October 17, 1997;

        Eiser, L. v. The American Tobacco Company, et al., Court of Common Pleas of Philadelphia County, Philadelphia, March 31, 1999;

        Gelfond, M. v. Fortune Brands, Inc., et al., Supreme Court of New York, New York County, May 1, 1998;

        Gouveia, D. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Rensselaer County, September 2, 1997;

        Hobart, C. (severed from Lennon, L.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, October 30, 1997;

        James, T. (severed from Crane, J.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, April 4, 1997;

        Kaiser Aluminum & Chemical Corporation v. RJR Nabisco, et al., Circuit Court of Jefferson County, Mississippi, December 15, 2000;

        McCormack, P. (severed from Walgreen, C.) v. The American Tobacco Company, et al., Supreme Court of New York, New York County, May 28, 1997;

        Panama (The Republic of) v. The American Tobacco Company, et al., Civil District Court for the Parish of Orleans, New Orleans, Louisiana, August 25, 1998;

        Robare, W. (severed from Valentin, A.) v. Fortune Brands, Inc., et al., Supreme Court of New York, Clinton County, September 11, 1997;

        Tormey, T. v. The American Tobacco Company, et al., Supreme Court of New York, Onondaga County, December 30, 2005; and

        Yedwabnick (f/k/a Smith, BJ) v. The American Tobacco Company, et al., Supreme Court of New York, Queens County, August 26, 1997.